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                                                                       EXHIBIT j



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 19, 2001, relating to the financial statements and financial highlights of the AIM Basic Value Fund, the AIM Mid Cap Equity Fund, and the AIM Small Cap Growth Fund (three of the funds constituting the AIM Growth Series), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
December 27, 2001